Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Inspirato Incorporated

Denver, Colorado

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 10, 2022, relating to the consolidated financial statements of Inspirato LLC, appearing in Inspirato Incorporated’s Current Report on Form 8-K/A, for the year ended December 31, 2021.

/s/ BDO USA, LLP
Denver, Colorado

April 15, 2022